J.P. Morgan Institutional International Equity Fund
Supplemental Proxy Information

A Joint Special Meeting of Shareholders of the J.P. Morgan Family of Funds was held on August 20, 1998. Each of the applicable funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise specified. The meeting was held for the following purposes:

1. To elect a slate of five Trustees to hold office for a term of unlimited duration subject to the current retirement age of 70.
2a. To approve the amendment of the Fund's investment restriction relating to diversification of assets.
2b. To approve the amendment of the Fund's investment restriction relating to concentration of assets in a particular industry.
2c. To approve the amendment of the Fund's investment restriction relating to the issuance of senior securities.
2d. To standardize the borrowing ability of the Fund to the extent permitted by applicable law.
2e. To approve the amendment of the Fund's investment restriction relating to underwriting.
2f. To approve the amendment of the Fund's investment restriction relating to investment in real estate.
2g. To approve the amendment of the Fund's investment restriction relating to commodities.
2h. To approve the amendment of the Fund's investment restriction relating to lending.
2i.To approve the reclassification of the Fund's other fundamental restrictions as nonfundamental.
3. To approve the reclassification of the Fund's investment objective from fundamental to nonfundamental.
4. To approve a new investment  advisory agreement of the Fund.
5. To amend the Declaration of Trust to provide  dollar-based  voting rights.
6. To ratify the selection of independent accountants, PricewaterhouseCoopers
LLP.

   The results of the proxy solicitation on the above matters were as follows:

     Directors/Matter                                                  Votes for        Votes against     Abstentions

1.   Frederick S. Addy                                                 2,592,561,591     8,840,251               --
     William G. Burns                                                  2,592,561,591     8,840,251               --
     Arthur C. Eschenlauer                                             2,592,561,591     8,840,251               --
     Matthew Healey                                                    2,592,561,591     8,840,251               --
     Michael P. Mallardi                                               2,592,561,591     8,840,251               --
2.    Amending of Investment Restrictions:
     a.  Relating to diversification of assets                             21,73,017        82,725        1,170,252
     b.  Relating to concentration of assets                              21,173,017        82,725        1,170,252
     c  .Relating to issuance of senior securities                        21,173,017        82,725        1,170,252
     d.  Relating to borrowing                                            21,173,017        82,725        1,170,252
     e.  Relating to underwriting                                         21,173,017        87,725        1,170,252
     f.  Relating to investment in real estate                            21,173,017        82,725        1,170,252
     g.  Relating to commodities                                          21,255,742             0        1,170,252
     h.  Relating to lending                                              21,228,584        27,158        1,170,252
     i.   Reclassification of other restrictions as nonfundamental        21,255,742             0        1,170,252
3.   Reclassification of investment objectives                            21,027,404       228,325        1,170,265
4.   Investment advisory agreement                                        21,395,427             0        1,163,739
5.   Dollar-based voting rights                                        2,411,567,264     7,638,329      179,591,823
6.   Independent accountants, PricewaterhouseCoopers LLP               2,402,592,025    19,567,729      179,242,087
